Exhibit 10.1

THIRD AMENDMENT
TO THE

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT
OF
GENERATION INCOME PROPERTIES, L.P.

Dated as of August 10, 2023

This Third Amendment (this “ Amendment ”) to the Amended and Restated Limited Partnership Agreement, dated March 23, 2018, of Generation Income Properties, L.P., a Delaware limited partnership (the “ Partnership”), as amended by that certain First Amendment to the Amended and Restated Limited Partnership Agreement, dated May 21, 2019, and that certain Second Amendment to the Amended and Restated Limited Partnership Agreement, dated October 12, 2020 (as amended, the “Partnership Agreement”), is entered into effective as of the date first written above in accordance with Section 4.02(a)(i) and Section 11.01 of the Partnership Agreement. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

R E C I T A L S

WHEREAS, the General Partner is the sole general partner of the Partnership;

WHEREAS, Section 4.02 of the Partnership Agreement authorizes the General Partner to cause the Partnership to issue such additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose at any time or from time to time to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners, which additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the then-outstanding Partnership Units held by the Limited Partners, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law that cannot be preempted by the terms of the Partnership Agreement (including this Amendment) and as set forth in a written document hereafter attached to and made an exhibit to the Partnership Agreement;

WHEREAS, the General Partner has authorized the issuance and sale of 2,400,000 shares of its Series A Redeemable Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), with a liquidation preference of $5.00 per share of Series A Preferred Stock in exchange for property being acquired by the General Partner (or a direct or indirect Subsidiary of the General Partner), with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Series A Preferred Stock, and in connection therewith, the General Partner, pursuant to Section 4.02 of the Partnership Agreement, is causing the Partnership to issue to the General Partner, the Series A Preferred Units (as hereinafter defined); and

WHEREAS, pursuant to the authority granted to the General Partner pursuant to Section 4.02 and Section 11.01 of the Partnership Agreement, and as authorized by the unanimous written consent, dated as of August 10, 2023, of the Board of Directors of the General Partner, the General Partner desires to amend the Partnership Agreement (i) to set forth the designations, rights, powers, preferences and duties and other terms of the Series A Preferred Units and (ii) to issue the Series A Preferred Units to the General Partner.

A G R E E M E N T

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

1.
The Partnership Agreement is hereby amended by the addition of a new exhibit thereto, entitled “EXHIBIT F,” in the form attached hereto as EXHIBIT F, which sets forth the designations, allocations, preferences,

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conversion or other special rights, powers and duties of the Series A Preferred Units, which exhibit shall be attached to and made a part of, and shall be an exhibit to, the Partnership Agreement.

2.
Pursuant to Section 4.02 of the Partnership Agreement, effective as of the applicable issuance date of any issuance of shares of Series A Preferred Stock by the General Partner, the Partnership will issue Series A Preferred Units to the General Partner in an amount that will be reflected on Exhibit A to the Partnership Agreement, as such Exhibit A may be amended or restated by the General Partner in its sole discretion from time to time to the extent necessary to reflect such issuances, but in no event shall the number of Series A Preferred Units issued pursuant to this Amendment exceed 2,400,000 or such greater number of shares of Series A Preferred Stock as may be hereafter authorized for issuance by the General Partner. The Series A Preferred Units have been created and are being issued in conjunction with the General Partner’s issuance and sale of the Series A Preferred Stock, and as such, the Series A Preferred Units are intended to have designations, preferences and other rights and terms that are substantially the same as those of the Series A Preferred Stock, all such that the economic interests of the Series A Preferred Units and the Series A Preferred Stock are substantially similar, and the provisions, terms and conditions of this Amendment, including without limitation the attached EXHIBIT F, shall be interpreted in a fashion consistent with this intent. In return for the issuance to the General Partner of the Series A Preferred Units, the General Partner and the Partnership have acquired certain Properties in exchange, in part, for the issuance of the Series A Preferred Stock (provided that the General Partner’s capital contribution shall be deemed to equal $12,000,000).

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3.
Article V, Section 5.01(f) of the Partnership Agreement is hereby amended by (A) changing the title to “Special Allocations”, (B) making the existing Section 5.01(f) into Section 5.01(f)(i), (C) changing all references in the Partnership Agreement (prior to this Amendment) that refer to Section 5.01(f) to refer to Section 5.01(f)(i), and (D) inserting a new Section 5.01(f)(ii) that reads as follows:

(ii) Special Allocations Regarding Series A Preferred Units. After giving effect to the allocations set forth in Sections 5.01(b), (c), and (d) hereof, but before giving effect to the allocations set forth in Section 5.01(a) or Section 5.01(f)(i) hereof, items of gross income and gain shall be allocated to the General Partner until the aggregate amount so allocated to the General Partner under this Section 5.01(f)(ii) for the current and all prior years equals the aggregate amount of the Series A Preferred Return (as defined in Exhibit F hereto); provided, however, that the General Partner may, in its discretion, allocate items of gross income and gain from any given year based on the Series A Preferred Return payable on the Series A Preferred Unit Distribution Payment Date (as defined in Exhibit F hereto) occurring in January of the following year if the General Partner sets the Distribution Record Date (as defined in Exhibit F hereto) for such Series A Preferred Unit Distribution Payment Date, on or prior to December 31 of the year in which such allocation is made.

4.
The foregoing recitals are incorporated in and are made a part of this Amendment.

5.
This Amendment has been authorized by the General Partner pursuant to Section 4.02, Section 5.01(i), and Section 11.01 of the Partnership Agreement and does not require execution by any Limited Partner or any other Person.

6.
Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.

7.
This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

GENERAL PARTNER:

GENERATION INCOME PROPERTIES, INC.

By:	/s/ David Sobelman
Name: David Sobelman
Title: Chief Executive Officer

[Signature Page to Third Amendment to Amended and Restated Limited Partnership Agreement]

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EXHIBIT F

DESIGNATION OF THE SERIES A PREFERRED UNITS

OF

GENERATION INCOME PROPERTIES, L.P.

1.
Designation and Number. A series of Preferred Units (as defined below) of Generation Income Properties, L.P., a Delaware limited partnership (the “Partnership”), designated the Series A Redeemable Preferred Units” (the “Series A Preferred Units”), is hereby established. The number of authorized Series A Preferred Units shall be 2,400,000.

2.
Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Amended and Restated Limited Partnership Agreement of Generation Income Properties, L.P. (as now or hereafter amended, restated, modified, supplemented or replaced, the “Partnership Agreement”). The following defined terms used herein shall have the meanings specified below:

“Articles Supplementary” means the Articles Supplementary of the General Partner filed with the State Department of Assessments and Taxation of the State of Maryland on [August 10], 2023, designating the terms, rights and preferences of the Series A Preferred Stock.

“Base Liquidation Preference” shall have the meaning provided in Section 6(a).

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Capital Gains Amount” shall have the meaning provided in Section 5(g).

“Change of Control” shall have the meaning provided in the Articles Supplementary.

“Delisting Event” shall have the meaning provided in the Articles Supplementary.

“Distribution Record Date” shall have the meaning provided in Section 5(a).

“Junior Preferred Units” shall have the meaning provided in Section 4.

“Liquidating Distribution” shall have the meaning provided in Section 6(a).

“Parity Preferred Units” shall have the meaning provided in Section 4.

“Partnership” shall have the meaning provided in Section 1.

“Partnership Agreement” shall have the meaning provided in Section 2.

“Preferred Units” means all Partnership Units designated as preferred units by the General Partner from time to time in accordance with Section 4.02 of the Partnership Agreement.

“Senior Preferred Units” shall have the meaning provided in Section 4.

“Series A Preferred Return” shall have the meaning provided in Section 5(a).

“Series A Preferred Stock” shall have the meaning provided in the Articles Supplementary.

“Series A Preferred Unit Distribution Payment Date” shall have the meaning provided in Section 5(a).

“Series A Preferred Units” shall have the meaning provided in Section 1.

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“Total Distributions” shall have the meaning provided in Section 5(g).

3.
Maturity. The Series A Preferred Units have no stated maturity and will not be subject to any sinking fund or mandatory redemption.

4.
Rank. In respect of rights to the payment of distributions and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the Series A Preferred Units shall rank (a) senior to all classes or series of Common Units, LTIP Units and any class or series of Preferred Units issued by the Partnership that are not Parity Preferred Units or senior Preferred Units with respect to distribution rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Partnership (the “Junior Preferred Units”); (b) on parity with any class or series of Preferred Units issued by the Partnership, the terms of which expressly provide that such units rank on parity with the Series A Preferred Units with respect to distribution rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Partnership (the “Parity Preferred Units”); and (c) junior to any class or series of Preferred Units issued by the Partnership, the terms of which expressly provide that such units rank senior to the Series A Preferred Units with respect to distribution rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Partnership (the “Senior Preferred Units”). The term “Preferred Units” does not include convertible or exchangeable debt securities of the Partnership, including convertible or exchangeable debt securities which will rank senior to the Series A Preferred Units prior to the conversion or exchange. The Series A Preferred Units will also rank junior in right or payment to the Partnership’s existing and future indebtedness. All of the Series A Preferred Units shall rank equally with one another and shall be identical in all respects.

5.
Distributions.

(a)
Subject to the preferential rights of holders of any class or series of Senior Preferred Units of the Partnership, the holders of Series A Preferred Units shall be entitled to receive, when, as and if authorized by the General Partner and declared by the Partnership, out of assets of the Partnership legally available for payment of distributions, cumulative cash distributions in the amount of (i) $0.475 per unit per year, which distributions shall accrue and be cumulative from and including the date of original issue of any Series A Preferred Units up to but not including the first anniversary of the date of original issue of any Series A Preferred Units, which is equivalent to the rate of 9.5% of the Base Liquidation Preference (as defined below) per unit per year, and (ii) $0.60 per unit per year, which distributions shall accrue and be cumulative from and including the first anniversary of the date of original issue of any Series A Preferred Units, which is equivalent to the rate of 12.0% of the Base Liquidation Preference (the “Series A Preferred Return”). The Series A Preferred Return shall be payable monthly in arrears, on or about the 15th day of each month (or, if not a Business Day, the next succeeding business day, each a “Series A Preferred Unit Distribution Payment Date”) for the period ending on such Series A Preferred Unit Distribution Payment Date, commencing on September 15, 2023. The amount of any distribution payable on the Series A Preferred Units for any partial distribution period will be prorated and computed, and for any full distribution period will be computed, on the basis of twelve 30-day months and a 360-day year. Distributions will be payable in arrears to holders of record of the Series A Preferred Units as they appear on the records of the Partnership at the close of business on the applicable record date, which shall be the Series A Record Date (as defined in the Articles Supplementary), which is the close of business on the date set by the Board of Directors of the General Partner as the record date for the payment of dividends on Series A Preferred Stock (each, a “Distribution Record Date”).

(b)
No distributions on the Series A Preferred Units shall be authorized by the General Partner or paid or declared and set apart for payment by the Partnership at such time as the terms and conditions of any agreement of the General Partner or the Partnership, including any agreement relating to the indebtedness of any of them, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization, payment or setting apart for payment shall be restricted or prohibited by law.

(c)
Notwithstanding anything to the contrary contained herein, the Series A Preferred Return will accrue whether or not distributions are authorized by the General Partner or declared by the Partnership. No interest or additional distributions shall be payable in respect of any accrued and unpaid Series A Preferred Return.

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(d)
Except as provided in Section 5(e) below, no distributions shall be declared and paid or set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to any Common Units, the LTIP Units, Parity Preferred Units or Junior Preferred Units of the Partnership (other than a distribution paid in units of, or options, warrants or rights to subscribe for or purchase units of, Common Units or Junior Preferred Units) for any period, nor shall units of any class or series of Common Units, LTIP Units, Parity Preferred Units or Junior Preferred Units be redeemed (or any monies be paid to or made available for a sinking fund for the redemption of any such units of the Partnership), purchased or otherwise acquired (except (i) by conversion into or exchange for Common Units or Junior Preferred Units, (ii) for the acquisition of units corresponding with the acquisition of shares pursuant to the provisions of Section 4.05(b)(ii) and Section 4.05(c)(v) of Article IV of the Articles, and (iii) for purchases or acquisitions pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Units and all holders of Parity Preferred Units), unless full cumulative distributions on the Series A Preferred Units for all past distribution periods shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment.

(e)
When cumulative distributions are not paid in full (or declared and a sum sufficient for such full payment is not set apart) on the Series A Preferred Units and any Parity Preferred Units, all distributions (other than (i) any acquisition of units corresponding with the acquisition of shares pursuant to the provisions of Section 4.05(b)(ii) and Section 4.05(c)(v) of Article IV of the Articles or (ii) a purchase or exchange pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Units and all holders of Parity Preferred Units) declared on the Series A Preferred Units and any Parity Preferred Units shall be declared pro rata so that the amount of distributions declared per Series A Preferred Unit and such Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series A Preferred Unit and such Parity Preferred Units (which shall not include any accrual in respect of unpaid distributions on any Parity Preferred Units for prior distribution periods if such Parity Preferred Units do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series A Preferred Units which may be in arrears.

(f)
Holders of Series A Preferred Units shall not be entitled to any distribution, whether payable in cash, property or units of the Partnership, in excess of the Series A Preferred Return on the Series A Preferred Units as provided above. Any distribution made on the Series A Preferred Units shall first be credited against the earliest accrued but unpaid Series A Preferred Return which remains payable.

(g)
If, for any taxable year, the General Partner elects to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion (the “Capital Gains Amount”) of the total distributions not in excess of the General Partner’s earnings and profits (as determined for U.S. federal income tax purposes) paid or made available for such taxable year to holders of all classes and series of the General Partner’s stock (the “Total Distributions”), then the portion of the Capital Gains Amount that shall be allocable to holders of Series A Preferred Units shall be in the same proportion that the Total Distributions paid or made available to the holders of Series A Preferred Units for such taxable year bears to the Total Distributions for such taxable year made with respect to all classes or series of Partnership Units outstanding.

6.
Liquidation Preference.

(a)
Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, after payment of or provision for the Partnership’s debts and liabilities and any other class or series of equity securities of the Partnership ranking, with respect to rights upon the Partnership’s voluntary or involuntary liquidation, dissolution or winding up, senior to the Series A Preferred Units and before any distribution or payment shall be made to the holders of any Common Units, LTIP Units or Junior Preferred Units, the holders of the Series A Preferred Units then outstanding shall be entitled to be paid out of the assets of the Partnership legally available for distribution to its Partners a liquidation preference in cash of $5.00 per Series A Preferred Unit (the “Base Liquidation Preference”), plus an amount equal to any accrued and unpaid Series A Preferred Return to, but not including, the date of payment (together with the Base Liquidation Preference, the “Liquidating Distribution”).

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(b)
If upon any such voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the available assets of the Partnership are insufficient to pay the full amount of the Liquidating Distributions on all outstanding Series A Preferred Units and the corresponding amounts payable on all outstanding Parity Preferred Units, then the holders of Series A Preferred Units and Parity Preferred Units shall share ratably in any such distribution of assets in proportion to the full Liquidating Distributions to which they would otherwise be respectively entitled.

(c)
After payment of the full amount of the Liquidating Distributions to which they are entitled, holders of Series A Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

(d)
For the avoidance of doubt, the consolidation, conversion or merger of the Partnership with or into any other person, corporation, trust or entity, or the sale, lease, transfer or conveyance of all or substantially all of the assets or business of the Partnership shall not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Partnership.

7.
Redemption.

(a)
If the General Partner elects to or is required to redeem any shares of Series A Preferred Stock in cash in accordance with the terms of the Articles Supplementary (including in connection with a Delisting Event or Change of Control), the Partnership shall, on the date set for redemption of such shares of Series A Preferred Stock, redeem the number of Series A Preferred Units equal to the number of shares of Series A Preferred Stock for which the General Partner has given notice of redemption pursuant to Section 5 or Section 6, as applicable, of the Articles Supplementary, for cash at a redemption price of $5.00 per Series A Preferred Unit, plus all accrued and unpaid distributions (whether or not authorized or declared) thereon up to but not including the date fixed for redemption, without interest, to the extent the Partnership has funds legally available therefor.

(b)
If the General Partner is eligible to and elects to redeem the shares of Series A Preferred Stock for REIT Shares, or if the General Partner is eligible to and elects to redeem the shares of Series A Preferred Stock and a stockholder of Series A Preferred Stock elects such redemption to be paid in REIT Shares (including in connection with a Change of Control), in accordance with the Articles Supplementary, the Partnership shall, on the date set for redemption of such shares of Series A Preferred Stock, redeem the number of Series A Preferred Units equal to the number of shares of Series A Preferred Stock for which the General Partner has given notice of redemption pursuant to Section 5 or Section 6, as applicable, of the Articles Supplementary, for a redemption price of the number of Common Units equal to the number of REIT Shares paid upon a redemption of the Series A Preferred Stock, or in the case of a redemption by the General Partner of Series A Preferred Stock for Alternative Form Consideration (as defined in the Articles Supplementary), the Partnership shall, on the date set for redemption of such shares of Series A Preferred Stock, redeem the number of Series A Preferred Units equal to the number of shares of Series A Preferred Stock for which the General Partner shall redeem for a redemption price equal to the kind and amount of consideration which a holder of Common Units would have owned or been entitled to receive had such holder held a number of Common Units equal to the redemption consideration to be paid to holders of Common Units in the Change of Control immediately prior to the effective time of the Change of Control.

(c)
Notwithstanding anything to the contrary contained herein, the Partnership may redeem one Series A Preferred Unit for each share of Series A Preferred Stock purchased in the open market (subject to restrictions on open market repurchases set forth in the Articles Supplementary), through tender or by private agreement by the General Partner.

(d)
All Series A Preferred Units redeemed or otherwise acquired by the Partnership in any manner whatsoever shall be retired and reclassified as authorized but unissued Preferred Units, without designation as to class or series, and may thereafter be reissued as any class or series of Preferred Units in accordance with the applicable provisions of the Partnership Agreement.

(e)
Notwithstanding anything to the contrary contained herein, the Partnership may redeem Series A Preferred Units at any time in connection with any redemption by the General Partner of the Series A Preferred Stock. If the General Partner of the Series A Preferred Stock redeems by Series A Preferred Stock other

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than as provided herein, then, concurrently with any redemption that actually occurs pursuant to such election (i.e., such shares are not redeemed for cash prior thereto in accordance with the terms of the Articles Supplementary), an equivalent number of Series A Preferred Units of the Partnership held by the General Partner shall be automatically redeemed for a number of Common Units of the Partnership equal to the number of REIT Shares issued upon redemption of such Series A Preferred Stock; provided, however, that if a holder of Series A Preferred Stock receives cash or other consideration in addition to or in lieu of REIT Shares in connection with such redemption, then the General Partner, as the holder of the Series A Preferred Units, shall be entitled to receive cash or such other consideration equal (in amount and form) to the cash or other consideration to be paid by the General Partner to such holder of the Series A Preferred Stock. Any such redemption will be effective at the same time the redemption of Series A Preferred Stock into REIT Shares is effective.

(f)
No fractional units will be issued in connection with the redemption of Series A Preferred Units into Common Units. In lieu of fractional Common Units, the General Partner shall be entitled to receive a cash payment in respect of any fractional unit in an amount based on the Common Stock Optional Redemption Consideration (as defined in the Articles Supplementary) or the Holder Optional Redemption Consideration (as defined in the Articles Supplementary), as applicable, for the shares of Series A Preferred Stock surrendered for redemption by a holder thereof.

8.
Voting Rights. Holders of the Series A Preferred Units will not have any voting rights.

9.
Conversion. The Series A Preferred Units are not convertible or exchangeable for any other property or securities, except as provided herein.

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